EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On July 16, 2026, Baker Hughes completed its acquisition of Chart Industries (the “Merger” or “Acquisition”) in accordance with the Merger Agreement, dated as of July 28, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Baker Hughes Company, a Delaware corporation (“Baker Hughes”, the “Company”, “our”), Tango Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of Baker Hughes (“Merger Sub”), and Chart Industries, Inc., a Delaware corporation (“Chart”), pursuant to which Merger Sub was merged with and into Chart, with Chart surviving the Merger as an indirect subsidiary of Baker Hughes, for an initial purchase price of $210 per share.

In connection with obtaining regulatory approvals for the Acquisition, the Company agreed to undertake the disposition of Chart’s Integrated Pre-cooled Single Mixed Refrigerant (“IPSMR”) business, which has been classified as “Held for Sale” in these unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet at March 31, 2026 was prepared as if the Acquisition had occurred on March 31, 2026; and the unaudited pro forma combined statements of income for the three months ended March 31, 2026 and for the year ended December 31, 2025 were prepared as if the Acquisition had occurred on January 1, 2025. The unaudited pro forma combined financial statements should be read together with the following:

(i) the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 5, 2026;
(ii) Chart’s audited historical consolidated financial statements and related notes for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

(iii) the Company’s unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 24, 2026;

(iv) Chart’s unaudited historical condensed consolidated financial statements and related notes for the three months ended March 31, 2026, filed with the SEC on May 11, 2026; and

(v) the Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on July 29, 2025.

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. They have been prepared for illustrative purposes only and do not purport to represent what the Company’s results of operations or financial position would have been if the Acquisition had occurred on the dates indicated (or what they will be for future periods).

The unaudited pro forma combined financial statements have been prepared reflecting the Acquisition as an acquisition of a business in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with Baker Hughes treated as the acquirer for accounting purposes and are based upon currently available information and certain estimates and assumptions made by the Company’s management. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial statements are described in the accompanying notes. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation, based upon estimates of fair value of the assets and liabilities of Chart as of March 31, 2026. Management believes that the assumptions used to prepare the unaudited pro forma combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Acquisition. However, the estimates and assumptions are subject to change and accordingly, actual results could differ materially from the pro forma information.

Baker Hughes Company
Pro Forma Combined Balance Sheet (Unaudited)
As of March 31, 2026

(In millions)	Baker Hughes, As Reported	Chart, As Adjusted (Note 2)		Transaction Adjustments (Note 4)		Financing Adjustments (Note 6)	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$14,764	$268		$(14,548)	4(a)	$2,000	$2,484
Current receivables, net	6,696	823	2(a)	(89)	4(b)	—	7,430
Inventories, net	4,868	588		339	4(c)	—	5,795
All other current assets	2,263	1,181	2(a)(b)	(980)	4(d)	—	2,464
Total current assets	28,591	2,860		(15,278)		2,000	18,173

Property, plant and equipment, net of accumulated depreciation	5,540	860	2(c)(d)	504	4(e)	—	6,904
Goodwill	6,032	3,062		5,438	4(f)	—	14,532
Other intangible assets, net	4,073	2,451		3,551	4(g)	—	10,075
Contract and other deferred assets	1,747	—		—		—	1,747
Deferred income tax assets	1,729	98	2(e)	(476)	4(m)	—	1,351
All other assets	3,184	361	2(c)(d)(e)	(113)	4(h)	—	3,432
Total assets	$50,896	$9,692		$(6,374)		$2,000	$56,214

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,257	$1,134	2(f)	$(340)	4(i)	$—	$5,051
Short-term debt	753	—		—		—	753
Progress collections and deferred income	5,999	285		417	4(j)	—	6,701
All other current liabilities	2,404	456	2(f)(g)(h)	(31)	4(k)	—	2,829
Total current liabilities	13,413	1,875		46		—	15,334

Long-term debt	15,411	3,808	2(i)	(3,808)	4(l)	2,000	17,411
Liabilities for pensions and other postretirement benefits	1,041	—		—		—	1,041
Deferred income tax liabilities	94	554		390	4(m)	—	1,038
All other liabilities	1,447	150	2(i)	305	4(n)	—	1,902
Equity:
Class A Common Stock	—	—		—	4(o)	—	—
Capital in excess of par value	24,480	1,903		(1,903)	4(o)	—	24,480
Treasury Stock		(19)		19	4(o)	—	—
Retained (loss) earnings	(2,322)	1,110		(1,355)	4(o)	—	(2,567)
Accumulated other comprehensive (loss) income	(2,844)	163		(163)	4(o)	—	(2,844)
Baker Hughes Company equity	19,314	3,157		(3,402)		—	19,069
Noncontrolling interests	176	148		95	4(p)	—	419
Total equity	19,490	3,305		(3,307)		—	19,488
Total liabilities and equity	$50,896	$9,692		$(6,374)		$2,000	$56,214

Baker Hughes Company
Pro Forma Combined Statements of Income (Unaudited)
Three Months ended March 31, 2026

(In millions, except per share amounts)	Baker Hughes, As Reported	Chart, As Adjusted (Note 2)		Transaction Adjustments (Note 5)		Pro Forma Combined
Revenue:
Sales of goods	$4,357	$815	2(j)	$(22)	5(a)	$5,150
Sales of services	2,230	70	2(j)	—		2,300
Total revenue	6,587	885		(22)		7,450

Costs and expenses:
Cost of goods sold	3,431	588	2(j)	(26)	5(a)(b)	3,993
Cost of services sold	1,652	45	2(j)	—		1,697
Selling, general and administrative	562	142	2(k)	—		704
Research and development costs	133	10	2(k)	—		143
Restructuring	37	—		—		37
Other (income) expense, net	(588)	54	2(l)	34	5(b)	(500)
Interest expense, net	86	73		50	5(e)	209
Income (loss) before income taxes	1,274	(27)		(80)		1,167
(Provision) benefit for income taxes	(336)	13		17	5(f)	(306)
Net income (loss)	938	(14)		(63)		861
Less: Net income attributable to noncontrolling interests	$8	$3		$—		$11
Net income (loss) attributable to Baker Hughes Company	$930	$(17)		$(63)		$850

Weighted average shares outstanding
Class A Basic shares	990					990
Class A Diluted shares	996					996

Per share amounts:
Basic income per Class A common share	$0.94					$0.86
Diluted income per Class A common share	$0.93					$0.85

Baker Hughes Company
Pro Forma Combined Statements of Income (Unaudited)
Year ended December 31, 2025

(In millions, except per share amounts)	Baker Hughes, As Reported	Chart, As Adjusted (Note 2)		Transaction Adjustments (Note 5)		Pro Forma Combined
Revenue:
Sales of goods	$18,216	$3,921	2(j)	$(350)	5(a)	$21,787
Sales of services	9,517	343	2(j)	—		9,860
Total revenue	27,733	4,264		(350)		31,647

Costs and expenses:
Cost of goods sold	14,388	2,604	2(j)	(151)	5(a)(b)(c)	16,841
Cost of services sold	6,801	222	2(j)	—		7,023
Selling, general and administrative	2,387	577	2(k)	—		2,964
Research and development costs	600	42	2(k)	—		642
Restructuring	215	—		—		215
Other (income) expense, net	243	483	2(l)	242	5(b)(d)	968
Interest expense, net	222	308		261	5(e)	791
Income (loss) before income taxes	2,877	28		(702)		2,203
(Provision) benefit for income taxes	(253)	10		147	5(f)	(96)
Net income (loss)	2,624	38		(555)		2,107
Less: Net income (loss) attributable to noncontrolling interests	$36	$(4)		$—		$32
Net income (loss) attributable to Baker Hughes Company	$2,588	$42		$(555)		$2,075

Weighted average shares outstanding
Class A Basic shares	988					988
Class A Diluted shares	994					994

Per share amounts:
Basic income per Class A common share	$2.62					$2.10
Diluted income per Class A common share	$2.60					$2.09

Notes to the Unaudited Pro Forma Combined Financial Statements
NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X using assumptions set forth in the notes herein.

The Acquisition was accounted for using the acquisition method of accounting in accordance with ASC 805, with Baker Hughes as the accounting acquirer. The Company’s allocation of the preliminary purchase price with respect to the Acquisition is based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of the acquisition date of July 16, 2026. The Company intends to finalize the fair value determination and resulting purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition.

The unaudited pro forma combined financial statements and underlying pro forma adjustments (including purchase price allocation) are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the Acquisition. These unaudited pro forma combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

The unaudited pro forma combined balance sheet at March 31, 2026 was prepared as if the Acquisition had occurred on March 31, 2026. The unaudited pro forma combined statements of income for the three months ended March 31, 2026 and for the year ended December 31, 2025 were prepared as if the Acquisition had occurred on January 1, 2025. The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of the Company and Chart. The pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the merger.

In preparing the pro forma financial statements, the Company conducted a preliminary review of Chart’s historical financial information to identify potentially significant differences in accounting policy application, related judgments, and financial statement presentation. These differences are collectively referred to below as “accounting policy harmonization.”

The pro forma adjustments reflect the estimated effect of applying the Company’s policies to Chart’s related historical balances. Except for the adjustments described below, the Company has not adjusted the unaudited pro forma combined financial statements for differences in accounting policy application. Upon completing its comprehensive review, management may identify additional differences between the Company’s and Chart’s application of accounting policies that, if conformed, could materially affect the Company’s consolidated financial statements following the merger.

NOTE 2. PRESENTATION RECLASSIFICATION ADJUSTMENTS

As part of preparing the unaudited pro forma combined financial statements, the Company identified certain reclassification adjustments that were necessary to conform Chart’s financial information presentation to that of Baker Hughes. For purposes of the unaudited pro forma combined financial statements, Chart’s historical balance sheet and statement of operations have been adjusted to reflect the reclassification adjustments discussed below. Management’s assessment is ongoing and, at the time of preparing the unaudited pro forma combined financial statements, other than the adjustments and reclassifications made herein, management is not aware of any other material classification differences.

The following table illustrates the impact of aligning financial statement line item presentation to conform to Baker Hughes’ financial statement presentation as of March 31, 2026, in millions:
Chart Industries, Inc. and Subsidiaries
Condensed Combined Balance Sheet (Unaudited)
March 31, 2026

Chart historical caption	Baker Hughes caption	As Reported	Reclass Adjustments	As Adjusted	Note
Cash and cash equivalents	Cash and cash equivalents	268	—	268
Accounts receivable, net	Current receivables, net	763	60	823	2(a)
Inventories, net	Inventories, net	588	—	588
Unbilled contract revenue	All other current assets	1,046	(1,046)	—	2(b)
Other current assets		195	986	1,181	2(a)(b)
Total current assets		2,860	—	2,860

Property, plant, and equipment, net	Property, plant and equipment, net	918	(58)	860	2(c)(d)
Goodwill	Goodwill	3,062	—	3,062
Identifiable intangible assets, net	Other intangible assets, net	2,451	—	2,451
Other assets	Deferred income tax assets	—	98	98	2(e)
	All other assets	401	(40)	361	2(c)(d)(e)
Total assets		9,692	—	9,692

LIABILITIES AND EQUITY
Accounts payable	Accounts payable	1,115	19	1,134	2(f)
Customer advances and billings in excess of contract revenue	Progress collections and deferred income	285	—	285
Accrued interest	All other current liabilities	63	(63)	456	2(g)
Termination fee paid by Baker Hughes Company		258	(258)		2(h)
Other current liabilities		154	302		2(f)(g)(h)
Total current liabilities		1,875	—	1,875

Long-term debt	Long-term debt	3,787	21	3,808	2(i)
Deferred tax liabilities	Deferred income tax liabilities	554	—	554
Other long-term liabilities	All other liabilities	171	(21)	150	2(i)
Equity
Common stock	Common stock	—	—	—
Additional paid-in capital	Capital in excess of par value	1,903	—	1,903
Treasury stock	Treasury stock	(19)	—	(19)
Retained earnings	Retained (loss) earnings	1,110	—	1,110
Accumulated other comprehensive income	Accumulated other comprehensive (loss) income	163	—	163
Total Chart Industries, Inc. Shareholders’ Equity	Baker Hughes Company equity	3,157	—	3,157
Noncontrolling interests	Noncontrolling interests	148		148
Total equity		3,305	—	3,305
Total liabilities and equity		9,692	—	9,692

Reclassification adjustments to conform Chart’s unaudited balance sheet to Baker Hughes’ presentation

(a) $45 million of tax receivables and $15 million of other receivables from “All other current assets” to “Current receivables, net”.

(b) $1,046 million of unbilled contract revenue from “Unbilled contract revenue” to “All other current assets”.

(c) $28 million of capital lease right-of-use assets from “All other assets” to “Property, plant and equipment, net”.

(d) $86 million of operating lease right-of-use assets from “Property, plant and equipment, net” to “All other assets”.

(e) $98 million of deferred tax assets from “All other assets” to “Deferred income tax assets”.

(f) $19 million taxes payable from “All other current liabilities” to “Accounts payable”.

(g) $63 million accrued interest from “Accrued interest” to "All other current liabilities”.

(h) $258 million from “Termination fee paid by Baker Hughes” to “All other current liabilities”. This amount is ultimately eliminated as disclosed in “Note 4. Transaction Accounting Adjustments - Balance Sheet” subsection (k).

(i) $21 million of long-term capital lease liabilities from “All other liabilities” to “Long-term debt”.

Reclassification adjustments to conform Chart’s unaudited statement of operations for the year ended December 31, 2025 and three months ended March 31, 2026 to Baker Hughes’ presentation

(j) Bifurcation of “Sales” and “Cost of goods sold” into “Sales of goods” and “Sales of services” and “Cost of goods sold” and “Cost of services sold”, respectively.

(k) $42 million and $10 million for the year ended December 31, 2025 and three months ended March 31, 2026, respectively, from “Selling, general and administrative” to “Research and development costs”.

(l) “Termination fee expense” of $266 million, comprised of a $258 million termination fee paid in 2025 by Baker Hughes on behalf of Chart and $8 million of other related expenses (year ended December 31, 2025) and “Amortization expense” of $194 million and $47 million, (year ended December 31, 2025 and three months ended March 31, 2026, respectively) to “Other (income) expense, net”.

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has allocated the preliminary purchase price with respect to the Acquisition based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2026, using currently available information. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. The Company expects to finalize the purchase price allocation as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

Preliminary Merger Consideration

The total preliminary merger consideration is calculated as follows:

(In millions)	Purchase Price Consideration
Cash consideration	$10,054
Plus: Cash paid to settle Chart’s third-party debt	4,451
Plus: Chart-Flowserve termination fee	258
Plus: Other consideration for stock-based awards	43
Preliminary consideration	$14,806

The third-party debt included in the table above reflects the balance outstanding as of July 16, 2026, which is larger than the outstanding balance as of March 31, 2026 by $580 million.

Preliminary Purchase Price Allocation (“PPA”)

The following table sets forth a preliminary allocation of the preliminary merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed based on Chart’s balance sheet as of March 31, 2026, adjusted for reclassifications and presentational alignment to that of Baker Hughes’ historical financial information as discussed in “Note 2. Presentation Reclassification Adjustments”.

(In millions) Fair value of assets acquired	Preliminary Purchase Price Allocation
Cash and cash equivalents	$268
Current receivables, net	734
Inventories, net	927
All other current assets	459
Property, plant and equipment	1,364
Goodwill	8,500
Other intangible assets, net	6,002
All other assets	345
Total assets acquired	18,599
Fair value of liabilities assumed
Accounts payable	794
Progress collections and deferred income	702
Other current liabilities	179
Deferred income tax liabilities	1,420
All other liabilities	454
Total liabilities assumed	3,549
Noncontrolling interests	244
Net assets acquired	$14,806

Other intangible assets, net:
The preliminary fair value of the intangible assets acquired and their estimated remaining useful life (in years) is as follows:

	Remaining useful life	Fair Value (in millions)
Customer Relationships	20	$3,720
Trademarks	20	1,345
Developed Technology	8	567
Backlog	1	370
		$6,002

NOTE 4. TRANSACTION ACCOUNTING ADJUSTMENTS - BALANCE SHEET

The unaudited pro forma combined balance sheet as of March 31, 2026 reflects the following transaction adjustments:

(a) Reduction of $10,054 million paid for all outstanding shares of Chart along with $4,451 million payoff of Chart’s debt outstanding as of July 16, 2026, and $43 million related to accelerated share-based compensation payouts as a result of the acquisition.

(b) Decrease of approximately $89 million as a result of accounting policy harmonization related to the allowance of credit losses, as the Company and Chart use different indicators to assess and estimate expected credit losses of financial assets.

(c) Increase of approximately $338 million as a result of accounting policy harmonization (reflecting the balance sheet impact of the policy harmonization described in “Note 5. Transaction Accounting Adjustments – Income Statement”, net of additional inventory reserves as the Company and Chart use different indicators to assess inventory recoverability), as well as a fair value adjustment, net of inventory obsolescence, of $1 million.

(d) Reduction of $802 million related to accounting policy harmonization (reflecting the balance sheet impact of the policy harmonization described in “Note 5. Transaction Accounting Adjustments – Income Statement”) and $258 million related to the Flowserve termination fee initially recorded as an advance payment associated with the Acquisition which was reallocated to consideration paid. Additionally, includes a purchase price adjustment of $80 million related to the IPSMR assets classified as held for sale.

(e) Purchase price adjustment of $504 million related to the carrying value of Chart’s property, plant and equipment.

(f) Difference between the preliminary estimate of the fair value of the consideration transferred and the preliminary estimates of the fair value assigned to the assets acquired and liabilities assumed.

(g) Purchase price adjustment of $3,551 million related to intangible assets acquired. See “Note 3. Preliminary Purchase Price Allocation” for additional information on the full value of intangible assets acquired.

(h) Purchase price adjustment of $(113) million related to certain equity investments and equity method investments.

(i) Decrease of approximately $340 million as a result of accounting policy harmonization (reflecting the balance sheet impact of the policy harmonization described in “Note 5. Transaction Accounting Adjustments – Income Statement”).

(j) Increase of approximately $417 million as a result of accounting policy harmonization (reflecting the balance sheet impact of the policy harmonization described in “Note 5. Transaction Accounting Adjustments – Income Statement”).

(k) Elimination of the $258 million termination fee liability to Baker Hughes carried on Chart’s historical balance sheet (which would have been repayable if the Acquisition had not been completed), offset by the addition of $43 million related to accounting policy harmonization (reflecting the balance sheet impact of the policy harmonization described in “Note 5. Transaction Accounting Adjustments – Income Statement”) and $246 million of transaction-related fees paid by the Company subsequent to March 31, 2026.

(l) Repayment of Chart’s outstanding debt as of July 16, 2026, along with $63 million of accrued interest related to the debt.

(m) Purchase price adjustment of $866 million related to net deferred tax liabilities as a result of the step-up of inventory, property, plant and equipment, and total intangibles, offset by the subsequent reclassification of $476 million of deferred tax liabilities to deferred tax assets in accordance with the jurisdictional netting requirements of ASC Topic 740, Income Taxes.

(n) Purchase price adjustment of $305 million related to the fair value of a put option with respect to 32.8% of the shares of Hydrogen Technology & Energy Corporation (“HTEC”) under the terms of a Co-Investment Agreement with certain affiliates of MSD Partners, L.P. HTEC develops and operates hydrogen production and refueling centers in North America.

(o) Elimination of Chart’s historical equity as a result of the Acquisition. The all-cash transaction did not require the issuance of any Baker Hughes shares, other than the conversion of certain Chart restricted stock awards as discussed in “Note 7. Pro Forma Earnings per Share”.

(p) Purchase price adjustment of approximately $95 million.

NOTE 5. TRANSACTION ACCOUNTING ADJUSTMENTS - INCOME STATEMENT

The unaudited pro forma combined statements of income for the three months ended March 31, 2026 and the year ended December 31, 2025 reflect the following adjustments:

(a) Reflects the impact related to accounting policy harmonization for revenue recognition, where both the Company and Chart use an input method to measure manufacturing progress under customer contracts. However, they apply different criteria in determining progress toward satisfying a performance obligation, which results in differences in the timing of revenue recognition and the corresponding recognition of related costs of goods sold. In addition, the historical transactions between Baker Hughes and Chart are being eliminated.

(b) Additional depreciation and amortization expenses related to the step-up in PPA values of tangible and intangible assets acquired. Total amortization expense of $694 million in the 2025 proforma combined income statement includes amortization of the full value added to the “backlog” intangible assets, which is estimated to have a useful life of one year. See “Note 3. Preliminary Purchase Price Allocation” for additional information on intangible assets acquired.

(c) In the 2025 statement of income only, additional expense of $101 million related to the inventory acquired subject to fair value uplift, which is expected to be utilized within one year.

(d) In the 2025 statement of income only, the elimination of $258 million termination fee expense recorded by Chart as it was paid by Baker Hughes and is considered part of purchase consideration.

(e) Removal of interest expense related to the paydown of Chart’s debt outstanding as of the acquisition date, offset by incremental interest expense related to the Company’s March 11, 2026 debt offering and July 15, 2026 term loan drawdown as discussed in “Note 6. Financing Adjustments - Balance Sheet”.

(f) Incremental income tax (expense) benefit using the US statutory rate of 21% related to the above pro forma adjustments to the pro forma combined statements of income.

NOTE 6. FINANCING ADJUSTMENTS - BALANCE SHEET

The unaudited pro forma combined balance sheet as of March 31, 2026 reflects the cash proceeds from two separate $1 billion term loans entered into by Baker Hughes on July 15, 2026 to facilitate the Acquisition.

NOTE 7. PRO FORMA EARNINGS PER SHARE

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma combined statements of income for the three months ended March 31, 2026 and the year ended December 31, 2025.

In conjunction with the acquisition, each Chart restricted stock unit granted on or after the date of the Merger Agreement was converted into a Baker Hughes restricted stock unit based on a conversion ratio determined using the average of the high and low selling prices of Baker Hughes Class A common stock on the trading day immediately preceding the acquisition date. Following the conversion, such awards remained subject to the same terms and conditions as were applicable immediately prior to the Acquisition. No other Baker Hughes shares were issued related to the acquisition.

The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic shares outstanding as previously reported by Baker Hughes, and the weighted average diluted shares of Baker Hughes, as adjusted for the new restricted stock discussed above. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share:

(In millions, except for per share amounts)	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Pro forma net income attributable to shareholders	$850	$2,075
Weighted average shares outstanding – previously reported	990	988

Weighted average shares outstanding – diluted	996	994
Dilutive effect of incremental restricted common stock	—	—
Pro forma weighted average shares outstanding – diluted	996	994

Pro forma net earnings per share attributable to shareholders – basic	$0.86	$2.10
Pro forma net earnings per share attributable to shareholders – diluted	$0.85	$2.09

Anti-dilutive weighted average shares
Restricted common stock	—	—
Performance stock units	—	—

Approximately 300,000 Baker Hughes restricted stock units (“RSU’s”) were issued under the terms of the Merger Agreement. The impact of those RSU’s are not material to the pro forma diluted EPS calculation.